EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of World Heart Corporation of our report dated February 10, 2003, except for note 20 (c), which is at April 14, 2003 relating to the consolidated financial statements which appears in World Heart Corporation's Annual Report to shareholders on Form 20-F for the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Ottawa, Canada
January 20, 2004